Exhibit 99.1

PAMT CORP

ANNOUNCES RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2025

Third Quarter 2025 Summary Results

●	Total revenues of $150.3 million, down 17.7% YoY
●	Operating loss of $5.7 million
●	Operating ratio of 103.8%
●	Diluted loss per share of $0.27

Tontitown, Arkansas, October 28, 2025...... PAMT CORP (NASDAQ: PAMT) (“we” or the “Company”) today reported consolidated net loss of $5.6 million, or diluted and basic loss per share of $0.27, for the quarter ended September 30, 2025. These results compare to consolidated net income of $2.4 million, or diluted and basic earnings per share of $0.11, for the quarter ended September 30, 2024.

Operating revenues decreased 17.7% to $150.3 million for the third quarter of 2025 when compared to $182.6 million for the third quarter of 2024.

Liquidity, Capitalization, and Cash Flow

As of September 30, 2025, we had an aggregate of $175.4 million of cash, marketable equity securities, and available liquidity under our line of credit and $239.5 million of stockholders’ equity. Outstanding debt was $342.4 million as of September 30, 2025, which represents a $16.9 million increase from December 31, 2024. During the first three quarters of 2025, we generated $23.1 million in operating cash flow.

About PAMT CORP

PAMT CORP is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of recent or future labor or international trade disruptions; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment; the price and availability of new equipment consistent with anticipated acquisitions and replacement plans; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, rules regarding the classification of independent contractors as employees, tariffs, import/export, trade and immigration regulations or policies; potential economic, business or operational disruptions or uncertainties that may result from any future public health crises; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

PAMT CORP Key Financial and Operating Statistics (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$132,948	$160,799	$403,455	$481,980
Fuel surcharge	17,316	21,778	53,285	66,136
Operating Revenue	150,264	182,577	456,740	548,116

Operating expenses and costs:
Salaries, wages and benefits	39,677	44,736	121,342	132,559
Operating supplies and expenses	29,115	34,982	89,529	105,002
Rent and purchased transportation	61,512	73,129	189,351	221,210
Depreciation	19,805	17,741	64,119	55,381
Insurance and claims	5,047	4,768	14,995	15,093
Other	4,822	5,121	14,806	18,052
Gain on disposition of equipment	(4,003)	(209)	(11,431)	(109)
Total operating expenses and costs	155,975	180,268	482,711	547,188

Operating (loss)/income	(5,711)	2,309	(25,971)	928

Interest expense	(4,479)	(2,936)	(12,553)	(9,104)
Non-operating income	2,528	3,744	7,277	7,891

(Loss)/income before income taxes	(7,662)	3,117	(31,247)	(285)
Income tax (benefit)/expense	(2,075)	705	(7,891)	(68)

Net (loss)/income	$(5,587)	$2,412	$(23,356)	$(217)

Diluted (loss)/earnings per share	$(0.27)	$0.11	$(1.10)	$(0.01)

Average shares outstanding – Diluted	20,926	21,825	21,305	21,911

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Truckload Operations
Total miles (in thousands) (1)	41,521	46,503	123,092	136,397
Operating ratio (2)	106.7%	100.5%	110.1%	102.8%
Empty miles factor	8.07%	8.89%	8.66%	8.82%
Revenue per total mile, before fuel surcharge (1)	$2.06	$2.10	$2.05	$2.10
Total loads	93,853	106,061	284,185	319,081
Revenue per truck per workday	$689	$751	$686	$724
Revenue per truck per week	$3,443	$3,757	$3,428	$3,620
Average company-driver trucks	1,568	1,820	1,605	1,842
Average owner operator trucks	501	481	506	455

Logistics Operations
Total revenue (in thousands)	$41,759	$50,190	$127,012	$162,618
Operating ratio	99.1%	94.3%	98.6%	94.0%

PAMT CORP Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
	2025	2024
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$68,760	$68,060
Trade accounts receivable, net	76,257	79,967
Other receivables	5,492	4,854
Inventories	2,272	2,433
Prepaid expenses and deposits	8,033	11,555
Marketable equity securities	46,802	42,620
Income taxes refundable	2,526	2,281
Total current assets	210,142	211,770

Property and equipment	783,916	836,490
Less: accumulated depreciation	282,625	309,272
Total property and equipment, net	501,291	527,218

Other non-current assets	3,814	2,666
Total Assets	$715,247	$741,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,058	$31,198
Accrued expenses and other liabilities	15,721	14,569
Current portion of long-term debt	68,831	73,017
Total current liabilities	117,610	118,784

Long-term debt, net of current portion	273,596	252,565
Deferred income taxes	84,030	92,547
Other long-term liabilities	499	250
Total liabilities	475,735	464,146

STOCKHOLDERS’ EQUITY
Common stock	224	224
Additional paid-in capital	41,459	41,171
Treasury stock, at cost	(28,924)	(13,996)
Retained earnings	226,753	250,109
Total stockholders’ equity	239,512	277,508
Total liabilities and stockholders’ equity	$715,247	$741,654

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1)	Excludes miles driven by third party power only carriers.
2)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

FROM: PAMT CORP

P.O. BOX 188

Tontitown, AR 72770

Daniel C. Kleine

(479) 361-9111